Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 12, 2026

American Healthcare REIT, Inc.

18191 Von Karman Avenue

Suite 300

Irvine, California 92612

Re: Registration Statement on Form S-3ASR (File No. 333-281488)

Ladies and Gentlemen:

We have served as Maryland counsel to American Healthcare REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale of up to 15,237,500 (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated as of August 10, 2026 (the “Underwriting Agreement”), among the Company, American Healthcare REIT Holdings, LP, a Delaware limited partnership, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., in their capacities as underwriters (collectively, the “Underwriters”), Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., in their capacities as forward sellers (collectively, the “Forward Sellers”), and Morgan Stanley & Co. LLC, Citibank, N.A. and KeyBanc Capital Markets Inc., in their capacities as forward purchasers (the “Forward Purchasers”), including up to 1,987,500 Shares that may be sold pursuant to the exercise by the Underwriters of an option to purchase additional shares of Common Stock. Pursuant to the Underwriting Agreement, the Company will issue and sell any Shares (such Shares, if and to the extent so issued and sold by the Company, the “Company Shares”) that the Forward Sellers do not sell and deliver to the Underwriters. The Company will also issue, sell and/or deliver up to 22,856,250 shares of Common Stock (the “Confirmation Shares”), upon settlement of one or more Forward Sale Agreements (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.
The Registration Statement, in the form filed with Commission under the Securities Act of 1933, as amended (the “Securities Act”);
2.
The Prospectus, dated August 12, 2024 (the “Base Prospectus”), as supplemented by a Preliminary Prospectus Supplement, dated August 10, 2026, and the final Prospectus Supplement, dated August 10, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering and sale of the Shares, each in the form in filed with the Commission under the Securities Act;

American Healthcare REIT, Inc.

August 12, 2026

3.
The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
4.
The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;
5.
A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
6.
Resolutions adopted by the Board of Directors of the Company, and a duly authorized committee thereof (collectively, the “Resolutions”), relating to, among other matters, the registration, offering and sale of the Shares and the issuance, sale and/or delivery of any Company Shares and the Confirmation Shares, certified as of the date hereof by an officer of the Company;
7.
The Underwriting Agreement;
8.
Three letter agreements, dated August 10, 2026 (the “Existing Forward Sale Agreements”), each between the Company and a Forward Purchaser in relation to the offering and sale of the Shares;
9.
A certificate executed by an officer of the Company, dated as of the date hereof; and
10.
Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.
Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.
Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

American Healthcare REIT, Inc.

August 12, 2026

4.
All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.
The Company Shares and the Confirmation Shares will not be issued or transferred in violation of any restrictions on transfer and ownership of shares of stock of the Company contained in the Charter.
6.
Upon the issuance of any Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.
7.
Each letter agreement entered into between the Company and a Forward Purchaser in connection with the exercise by the Underwriters of an option to purchase additional shares of Common Stock (each, a “Future Forward Sale Agreement” and, together with the Existing Forward Sale Agreement, the “Forward Sale Agreements”) will not differ in any manner material to this opinion from the Existing Forward Sale Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.
The issuance of the Company Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement, the Resolutions, the Registration Statement and the Prospectus, the Company Shares will be validly issued, fully paid and nonassessable.
3.
The issuance of the Confirmation Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the applicable Forward Sale Agreement, the Resolutions, the Registration Statement and the Prospectus, the Confirmation Shares will be validly issued, fully paid and nonassessable.

American Healthcare REIT, Inc.

August 12, 2026

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP